Exhibit 10-120

                              EMPLOYMENT AGREEMENT

                                  ERIC KALTMAN

                                      WITH

                         SHOREWOOD PACKAGING CORPORATION

                  AGREEMENT made effective as of October 30, 1998, between Shorewood Packaging Corporation, a Delaware corporation having its principal executive offices at 277 Park Avenue, New York, N.Y., 10172-0124 (herein called the "Corporation"), and Eric Kaltman currently residing at 8 Coachmans Court, Old Westbury, NY 11568 (herein called the "Executive").

                               W I T N E S S E T H

                  The Corporation has acquired the assets of Queens Group, Inc., the former employer of the Executive.

                  The Corporation recognizes that the Executive possesses extensive knowledge and skill in the business of his former employer and recognizes that this expertise is essential to an orderly transaction.

                  This Agreement is intended to provide the Corporation with the exclusive benefit of the Executive's skill and experience for the term hereof.

                  Accordingly, the parties desire to and do hereby enter into this Agreement as of the date first set forth above.

                  NOW, THEREFORE,

1.       EMPLOYMENT

         (a) EMPLOYMENT PERIOD. The Corporation agrees to and does hereby employ the Executive as Executive Vice President of the Corporation for the period commencing October 30, 1998 and terminating December 31, 2001, unless earlier terminated pursuant to Section 6 below (the "Employment Period"), and the Executive agrees that he shall serve as Executive Vice President of the Corporation during the Employment Period.

         (b) EMPLOYMENT DUTIES. Except as hereinafter provided, the Executive shall during the Employment Period perform the executive and administrative duties and functions and shall have the powers and privileges of an Executive Vice President of the Corporation, as such duties, functions, powers and privileges are defined in the By-Laws of the Corporation in effect on the date hereof and as currently interpreted, and, to the extent not defined therein, as the same are customarily performed and exercised by an Executive Vice President of a publicly owned corporation incorporated in one of the states of the United States of America. If so elected, the Executive shall, during the Employment Period, serve as a member of the Board of Directors (and of the Executive Committee or any similar committee having powers of the Board of Directors now in existence or hereafter created) of the Corporation without any additional compensation for such services for so long as the Executive is elected to serve on the Board, the Executive Committee or any similar committee. As used in this Agreement, the term "Corporation" includes each Subsidiary of the Corporation. So long as he is an officer of the Corporation, the Executive agrees to devote substantially all his business time to the business and affairs of the Corporation, and to exert his best efforts in the performance of his duties as an officer, director and member of any committee of the Board of Directors of the Corporation to which he may be elected, so as to promote the profit, benefit and advantage of the business to the Corporation. Notwithstanding the foregoing, the Corporation acknowledges that Executive is a stockholder, and serves on the board of directors, of each of Oliver Trucking Corporation and Q2 Marketing, Inc. (the "Other Interests") and agrees that Executive may devote that portion of his business time not required to be devoted to the business and affairs of the Corporation as provided above to such Other Interests, provided that (i) neither such activities nor the time devoted thereto by Executive interfere with the duties to be performed by Executive hereunder and (ii) in no event shall Executive assume an active role in the day-to-day management of Oliver Trucking Corporation or Q2 Marketing, Inc. As used in this Agreement, the term "Q2 Marketing, Inc." shall mean Q2 Marketing, Inc. and its successors and assigns.

         (c) EMPLOYMENT COMPENSATION. As compensation for the services to be rendered by the Executive during the Employment Period, subject to the conditions herein stated, the Corporation agrees to pay to the Executive all of the following:

                  (i) BASE SALARY. Beginning October 30, 1998 and until the expiration of the Employment Period, the Corporation shall pay to the Executive a base salary (the "Base Salary") at a minimum rate of $500,000 per year, payable in weekly or bi-weekly installments as nearly equal as may be practicable or otherwise in accordance with the Corporation's customary payroll practices for its executives generally. Executive's Base Salary shall be reviewed annually during the Employment Period and may be increased at the Corporation's discretion. This Agreement shall not be deemed abrogated or terminated if the Corporation, in its discretion, shall determine to increase the compensation of the Executive for any period of time or if the Executive shall accept such increase; but, nothing herein shall be deemed to obligate the Corporation to make any such increase.

                  (ii) BENEFITS. During the Employment Period, the Executive shall be entitled to participate in any life insurance, pension, stock, bonus, profit sharing, accident and health insurance, hospitalization, vacation or any other plan or benefits afforded by the Corporation to its executives generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such plan or for such benefits. Nothing herein is intended, or shall be construed, to require the Corporation to institute any, or any particular, plan or benefits. In addition, the Executive shall be furnished with an automobile lease allowance of $1,000 per month during the Employment Period plus reimbursement for reasonable automobile insurance, maintenance and gasoline expenses.

2.       CONSULTING SERVICES.

         (a) CONSULTING PERIOD. If the Executive's employment is not terminated prior to the natural expiration of the Employment Period pursuant to Section 6 hereof, the Corporation agrees to engage the Executive as a consultant for the period commencing on December 31, 2001 and terminating on December 31, 2006, unless earlier terminated pursuant to Section 6 below (the "Consulting Period") and the Executive agrees to serve as a consultant to the Corporation during the Consulting Period.

         (b) CONSULTING DUTIES. During the Consulting Period, Executive shall provide general advisory and strategic services at the direction of and to the Corporation and perform such other duties as the Chief Executive Officer of the Corporation shall from time to time request. Executive shall devote such time, attention, skill, energy and efforts as may be necessary for the faithful performance of his consulting obligations hereunder during the Consulting Period, subject to a maximum commitment of six (6) business days per year (prorated in respect of lesser periods), and such consulting obligations may be rendered by telephone.

         (c) CONSULTING FEES. For all services rendered by the Executive during the Consulting Period, the Corporation shall pay Executive Ten Thousand Dollars ($10,000) per annum, payable weekly or biweekly in the Corporation's sole discretion. Additionally, Executive shall participate in the Corporation's group family medical insurance plan on the same basis as other plan participants, if and to the extent the Executive is then eligible to participate in accordance with the provisions of such plan, and shall also be furnished with an automobile lease allowance of $1,000 per month during the Consulting Period plus reimbursement for reasonable automobile insurance, maintenance and gasoline expenses.

         (d) NATURE OF RELATIONSHIP. The parties hereto acknowledge and agree that this Agreement, in and of itself, is not intended to create an employer/employee relationship between the Corporation and the Executive during the Consulting Period. During the Consulting Period, Executive shall not, solely as a result of this Agreement, be considered an employee of the Corporation and shall not, solely as a result of this Agreement, be entitled to participate in any plans, arrangements, or distributions by the Corporation pertaining to or in connection with any pension, stock, bonus, profit-sharing or similar benefits for its regular employees and shall have no right or authority, without the express written consent of the Corporation, to bind or act on behalf of the Corporation with respect to any matter whatsoever. The Executive shall be responsible for all taxes related to his service as a consultant hereunder.

3. RELOCATION. The Executive shall not be required to relocate his current place of employment in Indiana. The Executive acknowledges, however, that significant domestic and international travel may be required as part of his duties hereunder and the Executive agrees to undertake such travel as may be reasonably required by the business of the Corporation from time to time.

4. REIMBURSEMENT FOR EXPENSES. The Executive shall be reimbursed by the Corporation for all reasonable traveling and other expenses actually and properly incurred and documented by the Executive in connection with his duties during the Employment Period and the Consulting Period. For all such expenses, the Executive shall furnish to the Corporation statements and vouchers to the reasonable satisfaction of the Corporation.

5. COMPLETE PAYMENT. The Executive agrees to accept the payments to be made to him under this Agreement as full and complete compensation for the services required to be performed by him under this Agreement. Upon the payment of the amounts provided in this Agreement, the Corporation shall have no further liability of any kind or nature whatsoever to the Executive under this Agreement, except such liability, if any, as may continue under any plan or for the benefits (in accordance with the express terms hereof) referred to in Sections 1(c)(ii) and 2(c) hereof. Notwithstanding the foregoing, Executive expressly reserves any rights he may have at law, equity or otherwise in the event that his employment or his consulting engagement by the Corporation is terminated in contravention of this Agreement.

6.       EARLY TERMINATION.

         (a) TERM. This Agreement shall commence on the date first written above and shall continue until the eight year anniversary of such date (the "Term").

         (b) TERMINATION. If prior to the expiration of the Term (a) the Executive fails because of Disability (defined below) to perform services of the character contemplated by Section 1(b) above during the Employment Period or the services contemplated in Section 2(b) above during the Consulting Period; or (b) if the Corporation's Board of Directors determines that, during the Employment Period or the Consulting Period, the Executive has been grossly negligent in the performance of his duties, has willfully neglected his duties, has been dishonest with respect to the business of the Corporation or has been convicted of any misdemeanor relating to the business of the Corporation or any felony, has willfully disobeyed the Corporation's rules, instructions or orders or has breached in any material respect any of his covenants herein contained (any such conduct, to be referred to as "Objectionable Conduct"); then, the Corporation may by written "Notice of Termination" (defined below) specifying the Objectionable Conduct terminate Executive's employment or consulting engagement, as the case may be, unless the Objectionable Conduct is capable of being cured and is cured by the Executive to the reasonable satisfaction of the Corporation within twenty (20) days of the Corporation's delivery of the Notice of Termination. In addition, Executive's employment or consulting engagement, as the case may be, shall terminate immediately upon the death of Executive. Further, upon thirty
                  (30) days written notice to the Corporation, Executive may terminate his employment or consulting engagement, as the case may be, at any time within ninety (90) days after the occurrence of a Capital Transaction (as defined below) or any Change of Control (as defined below). Upon any termination of the Executive's employment under this Section 6, the Executive shall be deemed removed from all positions held by him with the Corporation, its subsidiaries and affiliates, effective as of the "Date of Termination" (defined below) and any termination of the Executive's consulting engagement pursuant to this Section 6 shall be deemed effective as of the "Date of Termination." Upon any termination of the Executive's employment or consulting engagement under this Section 6, the Executive shall be entitled to receive solely all amounts and benefits to be paid or provided by the Corporation under
                  Section 1(c) above, in the case of termination of his employment, and Section 2(c) above, in the case of termination of his consulting engagement, up to the Date of Termination.

         (c) DEFINITIONS. For purposes of this Agreement:

                  (i) "Date of Termination" shall mean, (x) in respect of any termination of Executive's employment or consulting engagement by reason of death, the date of death, (y) in respect of any termination of Executive's employment by reason of Disability, thirty (30) days after the Notice of Termination is given to Executive (provided that Executive shall not have returned to the full performance of his applicable duties during such thirty (30) day period) and (z) in respect of any termination of Executive's employment or consulting engagement by reason of Objectionable Conduct, immediately upon the Corporation's delivery of the Notice of Termination to Executive, unless such Objectionable Conduct is capable of being cured in which case "Date of Termination" shall mean twenty (20) days after the Corporation's delivery of the Notice of Termination to Executive (provided Executive has not cured the Objectionable Conduct within such twenty (20) day period).

                  (ii) "Disability" shall mean that, as a result of the Executive's incapacity due to physical or mental illness, the Executive is unable to substantially perform his duties (as described in Sections 1(b) and 2(b) hereof, as applicable) with the Corporation for six (6) consecutive months and, within thirty (30) days after Notice of Termination is given to the Executive, he has not returned to the substantial performance of his duties (as described in Sections 1(b) and 2(b) hereof, as applicable). Any question as to the existence of Disability shall be determined by a qualified independent physician selected by the Executive (or, if he is unable to make such selection, such selection shall be made by any adult member of the Executive's family) and approved by the Corporation whose approval shall not be unreasonably withheld. The written determination of such physician shall be final and conclusive for purposes of this Agreement.

                  (iii) "Notice of Termination" shall mean a notice given by the Corporation to Executive which shall indicate the specific basis for termination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for determination of any payments due under this Agreement; provided, however, that the Corporation shall not be entitled to give a Notice of Termination that it is terminating Executive's employment after the expiration of six (6) months following the last to occur of the events constituting the basis for such termination.

                  (iv) "Capital Transaction" shall mean with respect to the Corporation the transaction underlying any of the following events: (i) the stockholders of the Corporation approve a merger, consolidation or other combination of the Corporation with any other company, other than (1) a merger, consolidation or other combination which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, consolidation or other combination or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) acquires more than 50% of the combined voting power of the Corporation's then outstanding securities; or (ii) the stockholders of the Corporation approve an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets and properties to any Person (as defined below) which is not an Affiliate (as defined below) of the Corporation; or (iii) the stockholders of the Corporation approve any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property of another Person which is not an Affiliate of the Corporation or (iv) the Board of Directors of the Corporation approves any exchange or tender offer for outstanding Common Stock by any Person which is not an Affiliate of the Corporation if, upon consummation of such exchange or tender offer, the offeror would become the beneficial owner of fifty percent (50%) or more of the voting stock of the Corporation.

                  (v) "Affiliate" shall mean a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to, and in this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

                  (vi) "Person" shall mean a corporation, an association, a limited liability company, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

                  (vii) "Change in Control" shall mean (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportion as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 40% or more of the combined voting power of the Corporation's then outstanding securities without the approval of the Board of Directors of the Corporation; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof, or
                           (iii) if Marc Shore, together with his immediate family members and all Affiliates of Marc Shore and/or his immediate family members, either individually or acting as a group, cease to own at least 15% of the outstanding Common Stock of the Corporation.


7.       EXECUTIVE COVENANTS.

         (a) NOTICE OF CREATION. Executive will both during and after the Employment Period promptly and fully disclose to the Corporation any and all inventions, discoveries, improvements, ideas, devices, designs, models, prototypes, processes, compositions, know-how, information, works (including computer programs and written and graphics materials), mask works and data, whether of a business, technical or other nature and whether or not protectable under U.S. or foreign patent, copyright, trade secret or other law (collectively, "Works"), that concern or relate directly to Competitive Activities (as defined in Section 7(d) below) and that are first conceived, reduced to practice, fixed in a tangible medium of expression or are otherwise made by Executive solely or jointly with others during the Employment Period, whether during regular business hours or otherwise (the "Intellectual Property"). Notwithstanding the foregoing, Executive shall have the right to maintain his ownership interest in and serve on the board of Q2 Marketing, Inc. and, through Q2 Marketing, Inc., continue his involvement in the development and licensing of the "Q-Pack" patent and related trademark, copyright and other related intellectual property rights (subject in all respects to the provisions of the last two sentences of Section 1(b) hereof).

         (b) OWNERSHIP OF INTELLECTUAL PROPERTY. Upon its respective conception, reduction to practice, fixation in a tangible of expression or other making, an item of Intellectual Property and all worldwide right, title and interest in and to that Intellectual Property, including all common law, statutory, treaty and convention rights, including the right to sue for all past, present and future infringement, shall immediately become and forever remain the property of the Corporation without any further act or deed being required and without any additional consideration from the Corporation to Executive, and Executive hereby irrevocably assigns to the Corporation, and the Corporation hereby accepts, all such Intellectual Property and all such worldwide right, title and interest. The Executive hereby waives and agrees not to assert any moral rights or similar rights under the laws of any jurisdiction with respect to any Intellectual Property. Notwithstanding the foregoing, Executive shall have the right to maintain his ownership interest in and serve on the board of Q2 Marketing, Inc. and, through Q2 Marketing, Inc., continue his involvement in the development and licensing of the "Q-Pack" patent and related trademark, copyright and other related intellectual property rights (subject in all respects to the provisions of the last two sentences of Section 1(b) hereof).

         (c) FURTHER ASSURANCES. Executive will from time to time, both during and after the Term, upon the request and at the expense of the Corporation, but without further consideration from the Corporation, (a) make application through the attorneys for the Corporation for Letters Patent, utility models, copyright registrations and other forms of intellectual property protection for and on the Intellectual Property in the United States and in countries foreign thereto, (b) cooperate with the attorneys in the prosecution, maintenance, reissue, renewal, extension and defense of, and suit upon, all such applications and resulting Letters Patent, utility models, copyright registrations and other forms of intellectual property protection, and (c) do and perform all acts, including executing documents, believed by the attorneys to be necessary or desirable in furtherance of the foregoing and for assigning and perfecting all right, title and interest in and to the Intellectual Property in the Corporation or its successors or assigns, including executing applications and assignment documents. All decisions concerning such applications and resulting Letters Patent, utility models, copyright registrations and other forms of intellectual property protection, including all decisions concerning their filing, prosecution, maintenance, reissue, renewal, extension, defense and suits upon them, shall be solely those of the Corporation, and Executive shall have no claim or cause of action against the Corporation arising out of or concerning any such decisions or the results of those decisions. Notwithstanding the foregoing, Executive shall have the right to maintain his ownership interest in and serve on the board of Q2 Marketing, Inc. and, through Q2 Marketing, Inc., continue his involvement in the development and licensing of the "Q-Pack" patent and related trademark, copyright and other related intellectual property rights (subject in all respects to the provisions of the last two sentences of Section 1(b) hereof).

         (d) NON-COMPETITION. In order to induce the Corporation to enter into this Agreement, the Executive hereby expressly covenants and agrees that he shall not, without the express written consent of the Corporation, for his own account or jointly with any other person, for the Term, for any reason (a) participate in, engage in or be connected in any way with, directly or indirectly, as a proprietor, contractor, employee, principal, partner, officer, stockholder, member, advisor, consultant, agent or licensor (whether paid or unpaid), Competitive Activities (as defined below) anywhere in the world in which the Corporation conducts business, (b) directly or indirectly, own, manage, operate, join, control, loan money to, invest in, or otherwise participate in, or be connected with, or become or act as an officer, employee, consultant, representative or agent of any Competitor (defined below), or
                  (c) intervene in or interfere with any relationships between the Corporation and its vendors or customers or prospective customers or disrupt its customer markets, anywhere in the world in which the Corporation conducts business. Notwithstanding the foregoing, the Executive may at any time own, solely as a passive investor, securities of any entity, whether or not in competition with the Corporation, if (a) such securities are publicly traded on a nationally-recognized stock exchange or on NASDAQ, and (b) the aggregate holdings of such securities by the Executive and his immediate family do not exceed one percent (1%) of the voting power or one percent (1%) of the capital stock of such entity. As used herein, "Competitive Activities" means the development, sale or resale, licensing or sublicensing, distribution or redistribution, or other commercial exploitation, of packaging products, "Competitor" means any Person whose principal business consists of Competitive Activities, or any combination thereof. Notwithstanding the foregoing, nothing contained in this Section 7(d) shall be deemed to prohibit Executive from (i) maintaining an ownership interest in, serving on the board of directors of or participating in the operations of, Oliver Trucking Corporation, provided that the business activities of Oliver Trucking Corporation are limited solely to trucking brokerage and warehousing and other activities not constituting Competitive Activities, or (ii) maintaining an ownership interest in or serving on the board of

                  Q2 Marketing, Inc. or, through Q2 Marketing, Inc., participating in the development and licensing of, the "Q-Pack" patent and related trademark, copyright and other related intellectual property rights; provided, further, that any such activities described in clauses (i) and (ii) above are in strict compliance with the last two sentences of
                  Section 1(b) hereof, or from maintaining an ownership interest in and conveying or leasing the property located at 620 South Belmont Avenue, Indianapolis, Indiana.

         (e) REASONABLENESS OF RESTRICTIONS. The Executive acknowledges and agrees that the covenants contained herein with respect to non-competition are reasonable in scope, geographic application and duration, in view of the economic bargain contained herein. The Executive represents and warrants to the Corporation that, notwithstanding any termination of his employment or consulting engagement prior to the expiration of the Term pursuant to Section 6, his experience, background and skills are such that he is able to obtain consulting projects on reasonable terms and conditions without violation of the restrictive covenant contained herein with respect to non-competition; and that such covenant does not and will not pose any undue hardship to the Executive.

         (f) TANGIBLE THINGS. Executive covenants and agrees that (i) all tangible things, including confidential memoranda, notes, notebooks, drawings, lists (including, without limitation, mailing and customer lists), records and other confidential documents (and all copies thereof), made or compiled by Executive during the Employment Period or made available to Executive concerning the Corporation's business shall be the property of the Corporation, and (ii) if such tangible things are in the possession or control of Executive, Executive shall deliver them to the Corporation promptly following the Consulting Period or at any other time upon request of the Corporation.

         (g) NO IMPROPER DISCLOSURE. Executive represents and warrants that Executive has not disclosed, and will not disclose, to the Corporation any information, whether confidential, proprietary or otherwise, that the Executive possesses and that Executive is not legally free to disclose. Executive further agrees to defend, indemnify and hold harmless the Corporation against all claims, demands, losses, damages or expenses, including attorneys' fees, suffered or incurred as a result of any violation of the representations contained in this clause (g).

         (h) NO EMPLOYEE SOLICITATION. The Executive hereby agrees that during the Term, he shall not, directly or indirectly, for his own account or jointly with another, or for or on behalf of any entity, as principal, agent or otherwise, solicit, induce or hire or in any manner attempt to solicit, induce or hire any person employed by the Corporation or any of its affiliates to leave such employment, whether or not such employment is pursuant to a written contract with the Corporation or otherwise; provided, however, that Executive shall not be in breach of this provision unless the person so solicited or induced is hired by Executive or any of his Affiliates or any entity on whose behalf Executive solicited or induced such person within six (6) months after the last act constituting such solicitation or inducement but only if such solicitation or inducement did not include any future commitment to employ the person so solicited or induced by Executive or any individual or entity on whose behalf Executive made such solicitation or inducement.

         (i) TRADE SECRETS. Executive acknowledges that Executive's work for the Corporation is expected to bring Executive into close contact with various confidential technical and research data, confidential business data and other information of the Corporation not readily available to the public. The Executive expressly covenants and agrees that he will not at any time, whether during or after the Term, directly or indirectly, on any basis for any reason, use or permit third parties within his control, the use of any trade secrets, confidential information or proprietary information of, or relating to, the Corporation, or any affiliate of the Corporation (including, without limitation, data and other information relating to any of the Corporation's processes, apparatus, products, software, packages, programs, trends in research, product development techniques or plans, research and development programs and plans or any Works and all secrets, customer lists, lists of employees, sales representatives and their territories, mailing lists, details of consultant contracts, pricing policies, operational methods, marketing plans or strategies, business acquisition plans, new personnel acquisition plans, designs and design projects and other confidential business affairs concerning the Corporation and the Corporation's business), in connection with any activity or business, whether for his own account or otherwise, and will not divulge such trade secrets, confidential information or proprietary information to any person, firm, corporation or other entity whatsoever. The Executive shall not be prohibited from divulging information deemed to be trade secret or confidential or proprietary information of the Corporation:
                  (i) if and to the extent that disclosure of any such information is pursuant to appropriate safeguards on confidentiality and (x) necessary and appropriate in connection with the submission of bids by the Corporation in the ordinary course of business or (y) required pursuant to the Corporation's marketing efforts directed to specific clients or bona fide prospective clients or the provision of services to existing clients in the ordinary course of business or (z) is made to other employees of the Corporation or independent contractors thereof in the ordinary course of the Corporation's business, (ii) if the specific item of information becomes generally available to the public without violation of this Agreement or any other confidentiality agreement among the Executive and the Corporation or any other confidentiality agreement to which the Executive is a party, or (iii) if such disclosure is compelled by law, in which event the Executive agrees to give the Corporation prior written notice of any disclosure to be made pursuant to this Subsection (iii), and the Executive, at the Corporation's expense, shall cooperate fully with the Corporation to obtain protective orders, confidential treatment or other such protective action as may be available to preserve the confidentiality of the information required to be disclosed.

         (j) REMEDIES. It is expressly understood and agreed that the services to be rendered hereunder by the Executive are special, unique and of extraordinary character, and in the event of the breach by the Executive of any of the terms and conditions of this Agreement on his part to be performed hereunder, or in the event of the breach or threatened breach by the Executive of the terms and provisions of this Section 7 of this Agreement, then the Corporation shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including without limiting the generality of the foregoing, any proceedings to obtain damages for any breach of this Agreement or to enforce the specific performance thereof by the Executive or to enjoin the Executive from performing services which are prohibited by this Agreement for any other person, firm or corporation. If the Executive violates any provision of this Section 7, the time period set forth herein with respect to such provision, if any, shall be extended, until one year after the date of entry of final judgment enforcing such provision and the time for appeal has lapsed. If Executive is held by a court of competent jurisdiction to have breached this Agreement, Executive shall be liable for any actual and reasonable attorneys' fees and costs incurred by the Corporation in enforcing its rights hereunder.

         (k) ENFORCEMENT. It is hereby expressly agreed by the Corporation and the Executive that if any portion of the restrictive covenants and provisions set forth in this Section 7 is held to be unreasonable, arbitrary, against public policy or otherwise unenforceable for any reason, then each such covenant or provision shall be considered divisible as to scope, time and geographical area, with each month of a specified period being deemed a separate period of time and each county within any geographical area being deemed a separate geographic area. The parties hereto expressly agree that notwithstanding their mutual expectation that the covenants and restrictions contained herein will be enforceable and enforced, a lesser scope, period of time or geographic area shall be enforced to the extent that the covenants contained herein may be unenforceable as written. The Corporation and the Executive also agree that in the event that any court of competent jurisdiction determines a portion of the restrictive covenants contained herein to be non-enforceable, such determination by such court shall be deemed to have applicability only within the jurisdiction in which such court is located and shall not be deemed to be effective in any other jurisdiction. The existence of any claim or cause of action by the Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation of the restrictive covenants contained in this Section 7.

         (l) COVENANTS NON-EXCLUSIVE. The Executive acknowledges and agrees that the covenants contained in this Section 7 shall not be deemed exclusive of any common law rights of the Corporation in connection with the relationships contemplated hereby; and that the Corporation shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby. The provisions of this Section 7 shall survive any expiration of the Term or Executive's employment or consulting engagement hereunder in accordance with their respective terms.

8. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any circumstance shall not affect the validity or enforceability of such provision in any other circumstance or the validity or enforceability of any other provision of this Agreement, and except to the extent such provision is invalid or unenforceable, this Agreement shall remain in full force and effect. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof in such jurisdiction, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail, to his then residence in the case of the Executive (with a copy to Rubin Baum Levin Constant & Friedman, 30 Rockefeller Plaza, New York, New York 10112, Attention: Paul A. Gajer) or to its principal office in the case of the Corporation, and shall be deemed given when deposited in the United States mails, postage prepaid.

10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties and supersedes all prior agreements between the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

11. WAIVER. The waiver by the Corporation of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. The waiver by the Executive of a breach of any provisions of this Agreement by the Corporation shall not operate or be construed as a waiver of any subsequent breach by the Corporation

12. GOVERNING LAW. This Agreement shall be subject to, and governed by, the laws of the State of New York.

13. CONSENT TO JURISDICTION. The parties hereby each agree that the non-exclusive forum for resolving any litigation, action or claim by any party against any other shall be a state or federal court located in the County of New York, New York, United States, or any federal court located within the Eastern District of New York or the Southern District of New York (any of such, a "Designated U.S. Court"). In addition, the parties each hereby consent to personal jurisdiction and venue of any Designated U.S. Court with respect to any action brought by the other party as provided herein.

14. SUCCESSORS. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and shall be binding upon any successor of the Corporation or to the business of the Corporation. Neither this Agreement nor any rights or obligations of the Executive hereunder shall be transferable or assignable by the Executive; provided, however, that this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to the Executive's estate.

15. WAIVER OF RIGHT TO TRIAL BY JURY. EXECUTIVE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION HEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EXECUTIVE, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. THE CORPORATION IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EXECUTIVE.

                  IN WITNESS WHEREOF, the parties hereto have duly signed this Agreement in duplicate original as of the 30th of October 1998, effective as of October 30, 1998.

                                       SHOREWOOD PACKAGING CORPORATION

                                       By:  _____________________________
                                               Name:
                                               Title:

                                       --------------------------------
                                       Eric Kaltman